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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 23, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of Invesco Senior Loan Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP
Houston, Texas
November 26, 2010